EXHIBIT 99.1

Align Technology Hosts 2018 Investor Day

  Highlights Innovative Digital Platform
  Reinforces Strong Company Growth
  Reaffirms Guidance
  Announces Stock Repurchase Program

NEW YORK, May 23, 2018 (GLOBE NEWSWIRE) -- Align Technology, Inc. (NASDAQ:ALGN) will host an Investor Day at the Park Central Hotel in New York City today beginning at 8:00 am Eastern Time. After opening remarks in which Align Technology CEO, Joe Hogan, will outline the company’s vision, the event will feature presentations by members of the company’s executive management team from across its global operations.

In conjunction with today’s meeting, Align reaffirmed its financial guidance for the second quarter and full fiscal year 2018.  In addition, Align updated its long-term financial model revenue growth rate target from a range of 15-25% to a range of 20-30%, reflecting the company’s view of how underpenetrated its business is into the significant market opportunity it presents globally for both Invisalign clear aligners and iTero scanners and services.

In his opening remarks, Hogan will focus on the company’s key growth drivers, including international expansion; continuing to increase orthodontist utilization; expanding general practitioner customer base; and driving consumer demand and conversion, primarily in the teen market.

“Today’s Investor Day comes amid continued strong growth for Align Technology across all of our regions and customer channels. We recently reported better-than-expected first quarter results and a strong start to the year with revenues, volumes, and EPS above guidance,” said Hogan. “This positive momentum is fueled by the significant market opportunities we see across the globe, with an ever-expanding consumer base of potential patients who can benefit from a better smile.”

The meeting will highlight Align’s innovative end-to-end digital workflow, which enables the company to deliver custom solutions for hundreds of thousands of Invisalign patients every day. Align invented digital orthodontics over 21 years ago and has continued to lead the market in brand appeal, clinical efficacy, and an end-to-end digital workflow that includes:

  The iTero 3D scanning process;
  Patented clear aligner technologies and software, designed to ensure more precise tooth movement and more predictable outcomes for an even broader range of cases; and
  Industry-leading Invisalign clear aligners, retainers, and expanders produced through a 100 percent digital process that enables mass customization and scale.

During the meeting, Align will present its first directly fabricated (3D printed) appliance, the Invisalign Palatal Expander, and review its recently announced products, including Invisalign First clear aligners, Invisalign Go, expanded Invisalign treatment packages, iTero Element 2 and iTero Element Flex intraoral scanners, and Vivera Retainers with Bite Ramps.

The company will also have an onsite “pop up” of its Invisalign pilot stores, introduced last year in the San Francisco Bay Area. These pilot stores allow the company to expand the market for clear aligners by educating consumers about what they might look like with a better smile, and connecting them with Invisalign doctors.

Stock Repurchase Program Announced
In addition, Align Technology announced today that its Board of Directors has authorized a stock repurchase program. Under the program, Align Technology may purchase up to $600 million of its common stock over the next three years. This latest authorization is in addition to the existing $300 million authorization announced in April 2016, which brings the total authorization to $900 million. To date, Align has repurchased approximately $200 million of its stock against these authorizations and anticipates it will repurchase another $100 million through 2018.

"This repurchase program reflects the Board's confidence in our strong future, as well as our commitment to delivering value to our stakeholders," Hogan said. "Align’s capital strategy allows for our strong balance sheet to fund both internal and external opportunities that will accelerate our long-term growth trajectory."

The company's stock repurchase plan will operate in accordance with guidelines, specified under Rule 10b5-1 of the Securities Exchange Act of 1934. Accordingly, transactions, if any, will be effected in accordance with the terms of the share repurchase plan, including specified price, volume, and timing conditions. As of Q1’18, the company had approximately 80.1 million shares outstanding and $673.0 million in cash, cash equivalents and short-term and long-term investments.

Align Investor Day Webcast Replay

Align hosted a live audio web cast of its Investor Day meeting via the Internet at http://investor.aligntech.com/investor-day-meetings. An audio replay of the meeting will also be available via webcast for approximately three months following the meeting.

About Align Technology, Inc.
Align Technology designs and manufactures the Invisalign® system, the most advanced clear aligner system in the world, and iTero® intraoral scanners and services. Align’s products help dental professionals achieve the clinical results they expect and deliver effective, cutting-edge dental options to their patients. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign provider in your area, please visit www.invisalign.com. For additional information about iTero digital scanning system, please visit www.itero.com.

Forward-Looking Statement
This news release contains forward-looking statements, including statements regarding certain business metrics, including, but not limited to, Align’s expectations regarding its second quarter and fiscal year ended financial guidance and its long-term revenue model growth rate.  Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from existing and new competitors, the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, or that the expected benefits of new or existing business relationships will not be achieved as anticipated, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, growth related risks, including capacity constraints and pressure on our internal systems and personnel, the security of customer and/or patient data is compromised for any reason, continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, changes to our interpretation of the U.S. Tax Cuts and Jobs Act which may change as we receive additional clarification and implementation guidance, possibly materially, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to develop and successfully introduce new products and product enhancements and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the Securities and Exchange Commission (SEC) on February 28, 2018. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology	Ethos Communication
Madelyn Homick	Shannon Mangum Henderson
(408) 470-1180	(678) 261-7803
mhomick@aligntech.com	align@ethoscommunication.com